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                                                                     EXHIBIT 4.7

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
Certificate     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE        Certificate for
No.             SET FORTH IN THE COMPANY'S PROSPECTUS, DATED
                MARCH 27, 1998 (THE "PROSPECTUS"), AND ARE INCORPORATED
                HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE
                AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER &          RIGHTS
                TRUST COMPANY AS SUBSCRIPTION AGENT.
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                            AURORA ELECTRONICS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                            SUBSCRIPTION CERTIFICATE

    EVIDENCING NON-TRANSFERABLE RIGHTS TO PURCHASE UNITS EACH CONSISTING OF
     $83.33 PRINCIPAL AMOUNT OF 10% SERIES B SENIOR SUBORDINATED NOTES DUE
            DECEMBER 31, 2004 AND ONE SHARE OF 7% SENIOR CUMULATIVE
                          CONVERTIBLE PREFERRED STOCK,
                           PAR VALUE $0.01 PER SHARE.

                      SUBSCRIPTION PRICE: $183.33 PER UNIT

            VOID IF NOT EXERCISED BEFORE THE EFFECTIVE TIME OF THE
                    MERGER (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:







THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase a Unit consisting of $83.33 principal amount of 10% Series B Senior Subordinated Notes Due December 31, 2004 and one share of 7% Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, of Aurora Electronics, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof. The non-transferable Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFER ABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE. ANY SIGNATURE GUARANTEE MUST BE IN ACCORDANCE WITH THE MEDALLION SIGNATURE GUARANTEE PROGRAM.

DATED: MARCH   , 1998


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     Chairman and Chief Executive Officer                     Secretary


COUNTERSIGNED AND REGISTERED:
   AMERICAN STOCK TRANSFER & TRUST COMPANY,
     TRANSFER AGENT AND REGISTRAR


BY:
   ------------------------------------------
     Authorized Signature
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                     SECTION 1 -- EXERCISE AND SUBSCRIPTION

The undersigned irrevocably exercises Rights to subscribe for Units, each consisting of (i) $83.33 principal amount of 10% Series B Senior Subordinated Notes Due December 31, 2004 and (ii) one share of 7% Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a) Number of whole Units subscribed for pursuant to the Basic Subscription
         Privilege: .

     (b) Number of whole Units subscribed for pursuant to the Additional Subscription Privilege: .

        (A Rights holder may not exercise the Additional Subscription
         Privilege unless such holder's Basic Subscription Privilege has been exercised in full.)

     (c) Total Subscription Price (total number of whole Units subscribed for pursuant to both the Basic Subscription Privilege and the Additional Subscription Privilege multiplied by the Subscription Price of $183.33
         per Unit):$          .

METHOD OF PAYMENT (CHECK ONE)

     [ ] Uncertified personal check. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Rights holders who wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Effective Time of the Merger to ensure that such payment is received and clears by such time, and are urged to consider payment by means of certified or bank check, money order or wire transfer of immediately available funds.

     [ ] Certified check or bank check drawn on a U.S. bank, or money order, payable to American Stock Transfer & Trust Company, as Subscription Agent.

     [ ] Wire transfer directed to the account maintained by American Stock
         Transfer & Trust Company at The Chase Manhattan Bank, Account No.323059945; ABA No. 021000021.

If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all Units that are stated to be subscribed for, or if the number of Units being subscribed for is not specified, the number of Units subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the Subscription Price for all Units that the undersigned has the right to purchase pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

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                   SECTION 2 -- SPECIAL DELIVERY INSTRUCTIONS

Name and/or address for mailing of any securities or Subscription Excess, if other than as shown on the reverse hereof:

NAME:
     ---------------------------------------------------------------------------

ADDRESS :
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         IMPORTANT -- ALL RIGHTS HOLDERS EXERCISING RIGHTS SIGN HERE
                       AND COMPLETE SUBSTITUTE FORM W-9

                                      Date:                              , 1998
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        (Signature of Holder(s))

(Must be signed by the Rights holder(s) exactly as name(s) appear on the reverse side of this Subscription Certificate. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See Instructions accompanying this Subscription Certificate).


                           Tax Identification or
Name:                      Social Security Number:
     --------------------                         ------------------------------
         (Please Print)                           (Complete Substitute Form W-9)
Capacity:                  Home Telephone Number:( )
         ----------------                        -------------------------------
Address:                   Business Telephone Number:( )
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